Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-271969 on Form S-3 of our report dated February 29, 2024, with respect to the consolidated financial statements and financial statement schedule II of Public Service Company of New Mexico.
/s/ KPMG LLP
Albuquerque, New Mexico
February 29, 2024